Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Vice President of Financial Reporting of Manitex International, Inc. (the “Company”), hereby certify that, to the best of our knowledge, the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer of Manitex International, Inc.)

Dated: May 10, 2018

By:	/s/ Sherman Jung
Name:	Sherman Jung
Title:	Vice President of Financial Reporting
(Principal Financial and Accounting Officer of Manitex International, Inc.)

Dated: May 10, 2018